Exhibit 23.6

CONSENT OF PAUL CHILSON

I consent to the inclusion in this Annual Report on Form 10-K of NOVAGOLD Resources Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name and to the use of the scientific and technical information related to the Donlin Gold project since the issuance of the technical report titled “NI 43-101 Technical Report on the Donlin Gold Project, Alaska, USA”, with an effective date of June 1, 2021 (“2021 Technical Report”) and filed on August 31, 2021 (the “Technical Information”).

I also consent to the incorporation by reference in NOVAGOLD Resources Inc.’s registration statements on Form S-8 (Nos. 333-117370; 333-134871; 333-136493; 333-164083; 333-171630, 333-197648 and 333-239776) of the references to my name and the use of the Technical Information included in the Annual Report on Form 10-K.

Dated this 26th day of January, 2022

/s/ Paul Chilson

Paul Chilson, P.E.

CONSENT OF PAUL CHILSON

I consent to the inclusion in this Annual Report on Form 10-K of NOVAGOLD Resources Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name and to the use of the scientific and technical information related to the Donlin Gold project since the issuance of the technical report summary titled “Technical Report Summary on the Donlin Gold Project, Alaska, USA”, with a report date of November 30, 2021 (“2021 S-K 1300 Report”) and filed on January 26, 2022 (the “Technical Information”).

I also consent to the incorporation by reference in NOVAGOLD Resources Inc.’s registration statements on Form S-8 (Nos. 333-117370; 333-134871; 333-136493; 333-164083; 333-171630, 333-197648 and 333-239776) of the references to my name and the use of the Technical Information included in the Annual Report on Form 10-K.

Dated this 26th day of January, 2022

/s/ Paul Chilson

Paul Chilson, P.E.